Exhibit 21.1

Subsidiary	Jurisdiction
8 in 1 Pet Products GmbH	Germany
AAG UK Holding Limited	United Kingdom
Alaska Merger Acquisition Corp.	U.S. Delaware
Algarde Enterprises Limited	United Kingdom
AO "Spectrum Brands" Russia	Russian Federation
Applica Asia Limited	Hong Kong
Applica Manufacturing, S. de R.L. de C.V.	Mexico
Applica Mexico Holdings, Inc.	U.S. Delaware
Aquarium Systems Manufacturer of Instant Ocean	France
Armitage Brothers Limited f/k/a Armitage Brothers Public Limited Company	United Kingdom
Armitage Pet Care Limited f/k/a K9 Bidco Limited	United Kingdom
Armitage Trustees Limited f/k/a Cogbook Limited	United Kingdom
BIOJAM, LLC	U.S. Florida
Charged Productions, Inc.	U.S. Nevada
D.H. Haden Limited	United Kingdom
Empower Brands Group, LLC	U.S. Delaware
Empower Brands Holdings, Inc.	U.S. Delaware
Empower Brands, LLC (f/k/a HPC Brands, LLC)	U.S. Delaware
Eukanuba GmbH f/k/a Tiefe GmbH	Germany
Five Island Asset Management, LLC	U.S. Delaware
Focus100 Limited	United Kingdom
For Life Products, LLC	U.S. Florida
Front Street Re (Delaware) Ltd.	U.S. Delaware
FS Holdco II, Ltd.	U.S. Delaware
GloFish LLC	U.S. Delaware
Goodboy Pet Foods Limited	United Kingdom
HGI Asset Management Holdings, LLC	U.S. Delaware
HGI Energy (Compass) Holding Corporation	U.S. Delaware
HGI Energy Holdings, LLC	U.S. Delaware
HGI Funding, LLC	U.S. Delaware
HGI Funding, SPV LLC	U.S. Delaware
HGI Global Holdings, LLC	U.S. Delaware
Household Products Chile Comercial Limitada fka Laponia S.A.	Chile
HRG SPV Sub II, LLC	U.S. Delaware
K9 Midco Limited	United Kingdom
K9 Topco Limited	United Kingdom
Maanring Holding B.V.	Netherlands
Minera Vidaluz, S.A. de C.V.	Mexico
National Manufacturing Mexico A LLC	U.S. Delaware
National Manufacturing Mexico B LLC	U.S. Delaware
National Openings, LLC	U.S. Pennsylvania
NCZ I, Inc.	U.S. Minnesota
NCZ II, Inc.	U.S. Minnesota
New FOH, LLC	U.S. Delaware
NZCH Corporation	U.S. Nevada
PPC Industries Ltd.	British Virgin Islands
Products Plus Limited	Cayman Islands
Products Plus LLC	U.S. Delaware
Rayovac (UK) Limited	United Kingdom
Rayovac Argentina S.R.L.	Argentina
Rayovac Costa Rica, S.A. fka DICAPI	Costa Rica
Remington Asia	Cayman Islands
Remington Consumer Products	United Kingdom
Remington Licensing Corporation	U.S. Delaware
Remington Russell Hobbs d.o.o.	Croatia
Remington Shavers (Hong Kong) Co. Limited	Hong Kong
Rotastak Limited f/k/a R. Aitchison & Co. Limited	Scotland

Exhibit 21.1

Subsidiary	Jurisdiction
ROV Holding, Inc.	U.S. Delaware
ROV International Holdings LLC	U.S. Delaware
RRH Appliances Czech Republic s.r.o. f/k/a BMCK Prague IV Company s.r.o.	Czech Republic
RRH Bulgaria EOOD	Bulgaria
RRH Finland Oy f/ka/ ShelCo 133 Oy	Finland
RRH France SAS	France
RRH Italia S.r.l.	Italy
RRH Küçük Elektrikli Aletler Limited Sirketi	Turkey
RRH Norway AS f/k/a Herkules Invest 267 AS	Norway
RRH Schweiz GmbH	Switzerland
RRH Slovakia s.r.o.	Slovakia
Ruggiero Innovations LLC	U.S. Florida
Russell Hobbs Deutschland GmbH fka Salton Deutschland GmbH	Germany
Russell Hobbs Holdings Limited fka The Filani (Nigeria) Tin Mining Co. Ltd., Pifco Holdings Ltd., Pifco Holding Plc., Salton Holdings Ltd.	United Kingdom
Russell Hobbs Limited fka Pifco Limited, Salton Europe Limited	United Kingdom
Russell Hobbs Tower Limited fka Nadir Modes (London) Ltd.	United Kingdom
Salix Animal Health, LLC	U.S. Delaware
Salton (Aust) Pty Ltd fka Salton Maxim Housewares Pty. Ltd.	Australia
Salton Hong Kong Limited fka Gassen Limited	Hong Kong
Salton NZ Limited	New Zealand
Salus Capital Partners II, LLC	U.S. Delaware
Salus Capital Partners, LLC	U.S. Delaware
SB/RH Holdings, LLC	U.S. Delaware
Schultz Company	U.S. Missouri
Shaser LLC	U.S. Delaware
SP Brands Guatemala, Limitada	Guatemala
SPB Argentina S.R.L.	Argentina
SPB Austria GmbH f/k/a Sappho sechste Holding Gmbh	Austria
SPB Colombia, S.A.S.	Colombia
SPB Costa Rica Ops, S.A.	Costa Rica
SPB CPG Denmark ApS	Denmark
SPB CPG Dominican Republic S.R.L.	Dominican Republic
SPB CPG France SAS	France
SPB CPG Germany GmbH	Germany
SPB CPG Mexico, S. de R.L. de C.V.	Mexico
SPB CPG Netherlands B.V.	Netherlands
SPB CPG Panama S. de R.L.	Panama
SPB CPG Singapore Pte. Ltd.	Singapore
SPB CPG Spain, S.L.	Spain
SPB Denmark ApS	Denmark
SPB El Salvador Ltda. De C.V.	El Salvador
SPB France SAS	France
SPB Group Sweden AB f/k/a SPB Remainco Sweden AB f/k/a Goldcup 100482 AB	Sweden
SPB Guatemala, Sociedad Anonima	Guatemala
SPB International Holding LLC	U.S. Delaware
SPB Remainco Poland Sp.z.o.o. f/k/a OSA Poland Sp.z.o.o.	Poland
SPBA Australia Pty Limited	Australia
SPECB Spectrum Brands Dominican Republic, S.R.L.	Dominican Republic
Spectrum Brands (Barbados) Financing SRL	Barbados
Spectrum Brands (Barbados) Sourcing SRL	Barbados
Spectrum Brands (Hong Kong) Limited	China
Spectrum Brands (Shenzhen) Co., Ltd.	China
Spectrum Brands (UK) Holdings Limited	United Kingdom
Spectrum Brands (UK) Limited fka Rayovac Europe Limited	United Kingdom
Spectrum Brands (Xiamen) Industrial Co., Ltd. fka Black & Decker (Xiamen) Industrial Co., Ltd.	China

Exhibit 21.1

Subsidiary	Jurisdiction
Spectrum Brands Appliances (Ireland) Limited fka Remington Consumer Products (Ireland) Limited	Ireland
Spectrum Brands Appliances Holdings B.V.	Netherlands
Spectrum Brands Asia	Cayman Islands
Spectrum Brands Australia Pty. Ltd. fka Remington Products Australia Pty. Ltd.	Australia
Spectrum Brands Benelux B.V. (BELGIUM Branch) fka VARTA B.V.	Netherlands
Spectrum Brands Benelux B.V. fka VARTA B.V.	Netherlands
Spectrum Brands Canada, Inc.	Canada
Spectrum Brands Chile SpA	Chile
Spectrum Brands Commerce (Shenzhen) Co., Ltd.	China
Spectrum Brands Consumer Products Canada, Inc.	Canada
Spectrum Brands Corp. S.A.S. f/k/a Petco Limitada, Petco S.A.S.	Colombia
Spectrum Brands de Mexico, S.A. de C.V. f/k/a Ray-O-Vac de Mexico, S.A. de C.V.	Mexico
Spectrum Brands del Peru S.A.C.	Peru
Spectrum Brands East Asia Holdings Limited	Hong Kong
Spectrum Brands El Salvador, Ltda. de C.V.	El Salvador
Spectrum Brands EMEA UK Limited f/k/a Armitages Pet Products Limited (f/k/a Rathburn Products Limited)	United Kingdom
Spectrum Brands ESP LLC	U.S. Delaware
Spectrum Brands Germany GmbH fka mertus 422.GmbH	Germany
Spectrum Brands Global Pet Care Canada, Inc.	Canada
Spectrum Brands Group, trgovina d.o.o. f/k/a FENREMI, trgovina, d.o.o.	Slovenia
Spectrum Brands HHI (Shenzhen) Co., Ltd. fka Stanley Technology Co. Ltd.	China
Spectrum Brands HHI (Zhongshan) Co., Ltd. fka Stanley (Zhongshan) Hardware Co., Ltd.	China
Spectrum Brands HHI Mexico, S. de R.L. de C.V. fka Black & Decker HHI Mexico S. De R.L. de C.V.	Mexico
Spectrum Brands HK1 Limited	Hong Kong
Spectrum Brands HK2 Limited	Hong Kong
Spectrum Brands Holding B.V.	Netherlands
Spectrum Brands Holdings Limited	Hong Kong
Spectrum Brands Holdings, Inc. f/k/a HRG Group, Inc.	U.S. Delaware
Spectrum Brands Honduras, S. de R.L.	Honduras
Spectrum Brands Hungaria Kft fka VARTA-Hungaria Kereskedelmi és Szolgáltató Kft	Hungary
Spectrum Brands Italia S.r.L.	Italy
Spectrum Brands Japan K.K. fka Tetra Japan KK	Japan
Spectrum Brands Legacy, Inc. f/k/a Spectrum Brands Holdings, Inc.	U.S. Delaware
Spectrum Brands Lux II S.à R.L.	Luxembourg
Spectrum Brands Lux III S.à.R.L	Luxembourg
Spectrum Brands Lux IV S.à.R.L.	Luxembourg
Spectrum Brands Lux S.à.R.L.	Luxembourg
Spectrum Brands Lux V S.à.R.L.	Luxembourg
Spectrum Brands Lux VI S.à.R.L.	Luxembourg
Spectrum Brands New Zealand Limited fka Remington Products New Zealand Ltd.	New Zealand
Spectrum Brands Panama LLC	Panama
Spectrum Brands Pet Group Inc.	U.S. Delaware
Spectrum Brands Pet LLC fka Petmatrix LLC	U.S. New York
Spectrum Brands Pet Supplies (Shenzhen) Co., Ltd.	China
Spectrum Brands Poland Sp. Z.o.o. fka VARTA Baterie Sp.z.o.o.	Poland
Spectrum Brands Portugal, Unipessoal Lda. Fka VARTA Remington Rayovac Portugal Unipessoal Lda	Portugal
Spectrum Brands Real Estate B.V.	Netherlands
Spectrum Brands Romania S.R.L. fka VARTA Rayovac Remington S.R.L.	Romania
Spectrum Brands Servicios, S.A. de C.V. fka Distribuidora Ray-O-Vac/Varta, S.A. de C.V.	Mexico
Spectrum Brands Singapore Pte. Ltd. fka Tetra Aquatic Asia Pacific Private Limited	Singapore
Spectrum Brands Sourcing Limited	Hong Kong
Spectrum Brands Spain, S.L. (fka VARTA Remington Rayovac Spain SL)	Spain
Spectrum Brands, Inc.	U.S. Delaware
Spectrum China Business Trust	China

Exhibit 21.1

Subsidiary	Jurisdiction
SPECTRUMECUADOR S.A. fka Compañía Agroindustrial Agrocueros S.A.	Ecuador
Tell Holdings Hong Kong Limited	Hong Kong
Tetra (UK) Limited	United Kingdom
Tetra GmbH	Germany
The Fair Manufacturing Company Limited	Cambodia
Toastmaster de Mexico, S.A. de C.V.	Mexico
Tong Lung Metal Industry Co., Ltd. fka Spectrum Brands Taiwan, Inc.	Taiwan
Tong Lung Philippines Metal Industry Co. Inc.	Philippines
United Industries Corporation	U.S. Delaware
Varta Limited	United Kingdom
Viking Acquisitions S. de R.L. de C.V.	Mexico
Weiser Lock Mexico, S. de R.L. de C.V.	Mexico
Zaldy NYC, LLC	U.S. Delaware
Zapata America Corporation	U.S. New York
Zapata Corporation of America	U.S. Delaware
Zapata Investments Corporation	U.S. New York
Zapata North America Corporation	U.S. New York
Zapata Transamerica Corporation	U.S. New York
Zapata Worldwide Corporation f/k/a Zapata Exploration Corporation	U.S. New York